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                                                                     EXHIBIT 1.1

                             CAMDEN PROPERTY TRUST

                          Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                                  March 20, 1997



NationsBanc Capital Markets, Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
J.P. Morgan Securities Inc.
Smith Barney Inc.
UBS Securities LLC
c/o  NationsBanc Capital Markets, Inc.
     NationsBank Corporate Center
     100 North Tryon Street
     Charlotte, North Carolina 28255-0065

Dear Sirs and Madams:

     Camden Property Trust, a Texas real estate investment trust (the "Company"), confirms its agreement with NationsBanc Capital Markets, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Smith Barney Inc. and UBS Securities LLC (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, described herein (the "Notes"). The Notes are to be issued pursuant to an indenture and a supplemental indenture, both dated as of February 15, 1996 (together, the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), and pursuant to resolutions adopted by the Board of Trust Managers of the Company. As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $196,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. The Notes shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time.
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     This Agreement provides both for the sale of Notes by the Company through the Agents as agents and to the Agents as principals for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors on its own behalf.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-84536) for the registration of equity and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes in connection with this Agreement) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.

     (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase the Notes from the Company and agrees that Notes will be sold exclusively to or through the Agents. Each of the Agents is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by an Agent as principal for resale to others but is not authorized to appoint sub-agents.

     (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for

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maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement. Notwithstanding anything to the contrary herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all or part of the Notes and/or accept offers to purchase the Notes from any such Additional Agent, provided that any such Additional Agent shall have entered into an agreement with the Company upon the same terms and conditions as set forth in this Agreement (including, but not limited to, the commission schedule set forth herein).

     So long as this Agreement shall remain in effect with respect to any Agent or Agents, the Company shall not, without the consent of such Agent or Agents, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of nine months or more except pursuant to this Agreement or any Terms Agreement (as defined below), or except pursuant to a private placement not constituting a public offering under the 1933 Act, or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, the Notes directly on its own behalf, and in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale.

     (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but the Agents may agree from time to time to purchase Notes as principal. Any such purchase of Notes by any Agent as principal shall be made in accordance with Section 3(a) hereof and in accordance with such additional terms agreed upon by the Agents and the Company (which terms shall be, at the option of the Agents, either (i) set forth in a separate agreement (each, a "Terms Agreement"), substantially in the form of Exhibit A hereto or (ii) agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company).

     (d) Solicitations as Agent. In soliciting purchases of the Notes on behalf of the Company each Agent will act solely as agent for the Company and not as principal. Each Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. Each Agent shall make reasonable efforts to assist the

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Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall
(i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to each Agent any commission to which it would be entitled in connection with such sale.

     (e) Reliance. The Company and the Agents agree that any Notes purchased by an Agent as principal shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to any Agent as principal or through any Agent as agent), as of the date of each delivery of Notes (whether to any Agent as principal or through any Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) Due Formation and Foreign Qualification. The Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement or the Prospectus, the Company has no equity or other interest in any

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     corporation, partnership, trust, joint venture or other entity.

          (ii) Subsidiaries. The subsidiary entities of the Company identified in Exhibit D hereto or subsequently identified in a document incorporated by reference in the Registration Statement (the "Subsidiaries") are all of the Company's Subsidiaries, have full power and authority to conduct their business as described in the Registration Statement and the Prospectus, have been duly organized and are validly existing as corporations or limited partnerships, as the case may be, in good standing under the laws of their states of organization, and have been duly qualified as foreign corporations or limited partnerships, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; and except for investments in securities as described in the Registration Statement or the Prospectus, the Subsidiaries have no equity or other interest in any corporation, partnership, trust, joint venture or other entity; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise disclosed in the Registration Statement or the Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction.

          (iii) Registration Statement and Prospectus. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the SEC. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or

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     necessary to make the statements therein not misleading.  The Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the Registration Statement or the Prospectus to relate to a particular issuance of Notes or to that part of the Registration Statement which shall constitute the Statement of Eligibility and the Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture.

          (iv) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"), and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) Accountants. The accountants who certified the Company's financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (vi) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules included or incorporated by reference in

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     the Registration Statement or the Prospectus present fairly the information required to be stated therein.

          (vii) Authorization and Validity of this Agreement, Terms Agreements, the Indenture and the Notes. Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement and any applicable Terms Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes will be substantially in the form heretofore delivered to the Agents and will conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

          (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business and (b) there have been no material transactions entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business.

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          (ix)  No Defaults; Regulatory Approvals.  Neither the Company nor any
     of its Subsidiaries is in violation of its declaration of trust, charter or by-laws or in default, in any material respect, in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, or any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which it or any of them or their properties may be bound; the execution and delivery of this Agreement, any applicable Terms Agreement and the Indenture and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, the result of which violation would be material to the Company and its Subsidiaries taken as a whole or would adversely affect the consummation of the transactions contemplated hereby, nor will any such action result in any violation of the provisions of the declaration of trust, charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree, and no consent, approval, authorization, order, or decree of any court or governmental agency or body (including the SEC) is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the sale of Notes hereunder, except such as have been obtained or as may be required under state securities ("Blue Sky") laws.

          (x) Legal Proceedings; Contracts. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries, which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes; and there are no contracts,

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     indentures, mortgages, deeds of trust, loan agreements, notes, leases or other instruments or documents which are required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

          (xi) Licenses. Neither the Company nor any of its Subsidiaries is, in any material respect, in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the Company and its Subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted.

          (xii) Trademarks; Service Marks. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (xiii) Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv) Ratings. The Notes are rated Baa3 by Moody's Investors Service, Inc., BBB- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and BBB- by Duff & Phelps Credit Rating Co.

          (xv) Real Estate Matters. The Company and the Subsidiaries have indefeasible title to all of the real

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     properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement and the Prospectus.

          (xvi) REIT Qualification. The Company is organized, and has operated, operates and intends to continue to operate in a manner so as to qualify as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company's management believes the Company's present and contemplated operations, assets and income continue to meet such requirements.

          (xvii) Environmental Matters. With respect to the properties of the Company described in the Prospectus or reflected in the Company's consolidated financial statements included or incorporated by reference therein,

          (1) the Company and its Subsidiaries (x) are in compliance with any and all applicable Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (y) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business (affairs or other), prospects, earnings, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

          (2) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other

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          party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the properties of the Company or the Subsidiaries, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the properties or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws;

          (3) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to its properties or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters; and

          (4) except as may be set forth in the Registration Statement, neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with the giving of notice or the passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Material or toxic waste or substances on or originating from their respective properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law.

               As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response,

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          Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section
          9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource
          Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Company's properties as described in the Prospectus.

          (xviii)  Miscellaneous.

          (1) The Company has complied with all provisions of Article 6138A of the Texas Civil Statutes;

          (2) None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of any Representation Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (3) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific
          authorization; and   (iv) the recorded accountability for assets is
          compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (4) All liens, charges, encumbrances, claims or restrictions on or affecting the properties of the Company which are required to be disclosed in the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of its properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as

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          a whole; (ii) the intended use and occupancy of each of the Company's properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (5) The Company has and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such properties.

     (b) Any certificate signed by any Trust Manager or officer of the Company and delivered to any Agent or to counsel for the Agents in connection with any offering of Notes through any Agent as agent or the sale of Notes to any Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Purchases as Principal: Solicitations as Agent.

     (a) Purchases as Principal.  Unless otherwise agreed by the Agents and the
         ----------------------
Company, Notes may be purchased by the Agents as principals. Each Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed, shall be at a discount equivalent to the applicable commission set forth in Exhibit B hereto. In the event that any nationally recognized statistical credit rating organization assigns a rating to a Note of below investment grade (i.e., below the four highest rating categories of such agency, without giving effect to any qualifiers), then the discount otherwise applicable to the sale of such Note shall be increased by 1/8th of 1.0% (.00125). The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by any Agent as principal, such Agent shall specify the requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof, respectively, and any requirement for an opinion from counsel to the Agents.

     (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

          The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agent, commencing at any time for any period of time or permanently. As soon as practicable, but in any event not later than one business day after receipt of instructions from the Company, the Agents will suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission (subject to increase as set forth in Section 3(a)), in the form of a discount from the principal amount of the Notes (or as otherwise agreed by such Agent and the Company), equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit B hereto.

     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit C hereto shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes (a "Pricing Supplement"). Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures set forth in Exhibit E hereto, as it may be amended from time to time by written agreement between the Agents and the Company. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.


SECTION 4.  Covenants of the Company.

          The Company covenants with each Agent as follows:

     (a) Notice of Certain Events. The Company will notify such Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus relating to the Notes or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus relating to the Notes or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) of any change in any rating assigned to the Company by any rating agency, and (vii) of the receipt by the Company of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice of suspension of qualification and, if issued, to obtain the lifting thereof as soon as possible.

     (b) Notice of Certain Proposed Filings. The Company will give such Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any Pricing Supplement) relating to the Notes, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish such Agent with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which such Agents or counsel for the Agents shall reasonably object.

     (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to each Agent as many copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

     (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in such Agents' capacity as agent and to cease sales of any Notes such Agent may then own as principal (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later), and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

     (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on or about the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish copies of such information to such Agent.

     (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on or about the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations. In the event that only information derived from the audited financial statements of the Company is released to the general public, the Company shall, on or prior to the date of release of such information, furnish copies of such information to such Agent.

     (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i) Blue Sky Qualifications. If necessary, the Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

     (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the prescribed time periods therefor.

     (k) Stand-Off Agreement. Unless otherwise specified by an Agent or Agents in connection with a purchase of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company similar to the Notes (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

     (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company pursuant to Section 3(b), provided that no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.  Conditions of Obligations.

          The obligations of any Agent to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through any Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, of even date herewith and in form and substance satisfactory to the Agents:

          (1) Opinion of Company Counsel. The opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, to the effect that:

               (i) The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas.

               (ii) The Company has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (iii) The Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect of the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole.

               (iv) Each of the Subsidiaries has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented; except as disclosed in the Registration Statement or the Prospectus, the Subsidiaries own no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and the Subsidiaries have been duly qualified as foreign corporations or limited partnerships, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (v) The Distribution Agreement has been duly and validly authorized by the Company, and the Distribution Agreement has been executed and delivered by the Company.

               (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles.

               (vii) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement and any applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and each holder of Notes will be entitled to the benefits of the Indenture.

               (viii) (A)(1) the statements in the Prospectus under the captions "Description of Common Shares," "Description of Preferred Shares," "Description of Securities Warrants," and "Description of Debt Securities," and (2) the statements in the Prospectus Supplement under the caption "Description of Notes," and (3) other statements in the Prospectus and each document incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and in the Registration Statement, in the case of (1), (2) and
          (3), insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; (B) the descriptions in the Registration Statement and Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and
          (C) to such counsel's knowledge there are no statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required;

               (ix) The Indenture has been duly qualified under the 1939 Act.

               (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

               (xi) At the time the Registration Statement became effective, the Registration Statement appeared appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts (except that such counsel need not express an opinion as to the financial statements, schedules and other financial information included or incorporated by reference or required to be included or incorporated by reference therein, and as to the Statement of Eligibility on Form T-1 of the Trustee).

               (xii) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (xiii) To the best of such counsel's knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or the lapse of time or both would be, in violation of or in default under, their respective Declarations of Trust, Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Notes; the issue and sale of the Notes and the performance by the Company of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

               (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Prospectus or to be filed as exhibits the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are fairly presented in all material respects.

               (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body (including the SEC) is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under the state securities laws, as to which such counsel need not express an opinion.

               (xvi) Although such counsel need not pass upon, nor independently verify, the accuracy, completeness or fairness of the statements contained in such documents, the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need not express an opinion), at the time they were filed with the SEC, appeared appropriately responsive as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the 1934 Act Regulations thereunder, and, such counsel has no reason to believe that such documents included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xvii) Neither the Company nor any of its Subsidiaries is required to be registered under the 1940 Act.

          (2) Opinion of Counsel to the Agents. The opinion of Brown & Wood LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (v) to (vii), (viii)(A)(2) and (ix) to (xi) inclusive, above.

          (3) In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to Section 7(c) hereof) at the date of any agreement by an Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering the above opinions, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Agents' counsel) of other counsel reasonably acceptable to the Agents' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. With respect to the matters to be covered in subsection (a)(3) above counsel may state that its opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

          (4) The opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., tax counsel to the Company, to the effect that:

               (i) the Company met the requirements for qualification and taxation as a real estate investment trust ("REIT") for the taxable years 1993 through 1996;

               (ii) the Company's diversity of equity ownership and proposed method of operation should allow it to qualify as a REIT for 1997; and

               (iii) the discussion contained under the caption "Certain Federal Income Tax Considerations" and "United States Taxation" in the Prospectus accurately reflects existing law and fairly addresses the material federal income tax issues described therein.

          In rendering such opinion, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials so long as such counsel states that no facts have come to the attention of such counsel which lead them to believe that they are not justified in relying on such certificates. In addition, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may state that their opinions are based upon the procedures and assumptions set forth in such opinion letter and that it is limited to the tax matters specifically covered thereby and that they have not addressed any other tax consequences.

     (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate of the President or any Senior Vice President and the chief financial or chief accounting officer of the Company, of even date herewith, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the SEC and (v) no order suspending the sale of the Notes in any jurisdiction designated by the Agents has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened.

     (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP, of even date herewith and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its Subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the

     1934 Act and the 1934 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated Subsidiaries, a reading of the minute books of the Company and such Subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such Subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the latest available interim unaudited financial statements of the Company and its Subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or any material modifications should be made to such statements incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than three business days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated notes payable of the Company and its Subsidiaries or any increases or decreases in any other items specified by the Agents, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or the total or per share amounts of consolidated net income of the Company and its Subsidiaries or any increases or decreases in any other items specified by the Agents, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its Subsidiaries identified in such letter.

     (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance or sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable Terms Agreement by such Agent to purchase Notes as principal) may be terminated by any Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agents.

          Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.

          The Company further covenants and agrees with each Agent that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), and each delivery of Notes to such Agent (whether to such Agent as principal or through such Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Officer's Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and, unless such Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or filed pursuant to Item 5 of Form 8-K, unless such Agent shall otherwise reasonably specify), (iii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for the inclusion of additional financial information, and, unless such Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or filed pursuant to Item 5 of Form 8-K, unless such Agent shall otherwise reasonably specify), (iii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to the Agents a written opinion or opinions of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinions referred to in Sections 5(a)(1), (a)(3) and (a)(4) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish such Agent with a letter to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal, the Company shall cause Deloitte & Touche LLP forthwith to furnish such Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent, such letter should cover such other information.


SECTION 8.  Indemnification.

     (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any of the Agents expressly for use in the Registration Statement or the Prospectus to relate to a particular issuance of Notes;

          (ii) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, joint or several, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b) Indemnification of Company. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its Trust Managers, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage or expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) to relate to a particular issuance of Notes.

     (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.  Contribution.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions so that each Agent is responsible for that portion represented by the percentage that the total commission or underwriting discount received by such Agent in respect of the Notes from which such loss, liability, claim, damage and expense arise, to the date of such loss, liability, claim, damage and expense bears to the total sales price of such Notes from the sale to or through such Agent, and the Company is responsible for the balance; provided, however, that (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each Trust Manager of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.  Payment of Expenses.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b) The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent, Depositary, Paying Agent or Issuing Agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) If necessary, the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation and printing of any Blue Sky Survey and any Legal Investment Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

     (i) Any fees charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

     (k) The fees and expenses, if any, incurred with respect to any filing with The National Association of Securities Dealers, Inc.;

     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

     (m) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11. Representations Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.

     (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company as to any Agent or the Agent as to such Agent upon the giving of written notice of such termination to the other party hereto.

     (b) Termination of Agreement to Purchase Notes as Principal. Any Agent may terminate any Terms Agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Texas authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c)  General.  In the event of any such termination,     neither party will
have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased by it as principal with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.    Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

               If to the Company:

               Camden Property Trust
               3200 Southwest Freeway
               Suite 1500
               Houston, Texas 77027

               Attention: G. Steven Dawson
                          Senior Vice President,
                          Chief Financial Officer
               Fax: (713) 964-3599

               If to the Agents:

               NationsBanc Capital Markets, Inc.
               NationsBank Corporate Center
               NC 1007-07-01
               100 North Tryon Street
               Charlotte, North Carolina 28255-0065

               Attention:  Lynn T. McConnell
                           Director
               Fax:  (704) 388-9939

               Merrill Lynch & Co.
               Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
               World Financial Center
               North Tower, 10th Floor
               250 Vesey Street
               New York, New York  10281-1326

               Attention:  MTN Product Management
               Fax:  (212) 449-2234

               J.P. Morgan Securities Inc.
               Medium-Term Note Desk
               60 Wall Street, 3rd Floor
               New York, New York  10260

               Attention:  Dan Benton
                           Vice President
               Fax:  (212) 648-5907

               Smith Barney Inc.
               Debt Origination Group
               390 Greenwich Street
               4th Floor
               New York, New York  10013

               Attention:  MTN Product Management/Origination
               Fax:  (212) 723-8853

               UBS Securities LLC
               Real Estate/Investment Banking Group
               299 Park Avenue
               New York, New York  10171-0026

               Attention:  Albert Rabil
                           Managing Director
               Fax:  (212) 821-3943
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Governing Law.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and Trust Managers referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                  Very truly yours,

                                  CAMDEN PROPERTY TRUST


                                  By: /s/ G. Steven Dawson
                                     --------------------------
                                     Name:  G. Steven Dawson
                                     Title: Senior Vice President - Finance,
                                            Chief Financial Officer, Treasurer
                                            and Assistant Secretary

Accepted:

NATIONSBANC CAPITAL MARKETS, INC.



By:  /s/ Lynn McConnell
   -------------------------------
     Name:  Lynn McConnell
     Title: Director

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By:  /s/ Elizabeth Anne Casey
   -------------------------------
     Name:  Elizabeth Anne Casey
     Title: Vice President

J.P. MORGAN SECURITIES INC.



By:  /s/ Keysha Bailey
   -------------------------------
     Name:  Keysha Bailey
     Title: Vice President

SMITH BARNEY INC.



By:  /s/ Robert R. Holloman
   -------------------------------
     Name:  Robert R. Holloman
     Title: Managing Director

UBS SECURITIES LLC



By:  /s/ Richard Messina
   -------------------------------
     Name:  Richard Messina
     Title: Vice President

                                                                       EXHIBIT A



CAMDEN PROPERTY TRUST

Medium Term Notes, Series A
Due Nine Months or More From
Date of Issue


Terms Agreement

                                                          _______________ , 199_


[Name(s) and address(es) of Agent(s)]

Dear Sirs and Madams:

          Camden Property Trust (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated March __, 1997 (the "Distribution Agreement"), between the Company on the one hand and [name(s) of Agent(s)] (each, an "Agent" and collectively, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the

Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the SEC.

          Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [name(s) of Agent(s)] and [name(s) of Agent(s)] agree[s][, severally and not jointly,] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

          If the foregoing is in accordance with your understanding, please sign
and return to us ___________   counterparts hereof, and upon acceptance hereof
by you this   letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                                        CAMDEN PROPERTY TRUST



                                                         By:__________________
                                                            Name:
                                                            Title:

Accepted:

[NAME(S) OF AGENT(S)]


By:_________________________
   Name:
   Title:

                             Schedule to Exhibit A

Title of Purchased Securities:

  [  %] Medium-Term Notes, Series A


Principal Amount:

  [$              ]

[Price to Public:]

Purchase Price by [Name of Agent(s)]

          % of the principal amount of the Purchased Securities[, plus accrued
interest from          to          ][and accrued amortization, if any from
to             ]

Method of, and Specified Funds for, Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House [immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [next day] [immediately available] [funds]]


Indenture:

     Indenture and Supplemental Indenture, both dated as of February 15, 1996, between the Company and U.S Trust Company of Texas, N.A., as Trustee


Time of Delivery:

Closing Location:

Interest Rate:


     If Fixed Rate Note:
          Interest Rate:
          Interest Payment Dates:

     If Floating Rate Note:
          Interest Rate Basis:
          Initial Interest Rate:
          Spread or Spread Multiplier, if any:
          Interest Reset Date(s):
          Interest Payment Date(s): [Months and Dates]
          Index Maturity:
          Maximum Interest Rate, if any:
          Minimum Interest Rate, if any:
          Interest Reset Period:
          Interest Payment Period:
          Calculation Agent:


If Redeemable:
     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction:
     Make-Whole Amount:

If Repayable:
     Optional Repayment Date(s):


Default Rate:
Original Issue Date:
Interest Payment Dates:
Date of Maturity:
Purchase Price: __%
Settlement Date and Time:
Currency of Denomination:
Denominations (if currency is other than U.S. Dollar):
Currency of Payment:
Exchange Rate Agent:
Additional Terms:

Documents to be Delivered:

          The following documents referred to the Distribution Agreement shall be delivered as a condition to the Closing:

               1. The opinions of counsel to the Company referred to in Section 7(c) of the Distribution Agreement.

               2. The accountants' letter referred to in Section 7(d) of the Distribution Agreement.

               3. The officer's certificate referred to in Section 7(b) of the Distribution Agreement.

               4. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

Other Provisions:

                                                                       EXHIBIT B


                            SCHEDULE OF COMMISSIONS


Range of Maturities                                  Commission Rate/1/
-------------------                                  ------------------
From 9 months to less than 1 year                         .125%
From 1 year to less than 18 months                        .150%
From 18 months to less than 2 years                       .200%
From 2 years to less than 3 years                         .250%
From 3 years to less than 4 years                         .350%
From 4 years to less than 5 years                         .450%
From 5 years to less than 6 years                         .500%
From 6 years to less than 7 years                         .550%
From 7 years to less than 10 years                        .600%
From 10 years to less than 15 years                       .625%
From 15 years to less than 20 years                       .675%
From 20 years to less than 30 years                       .750%
From 30 years.............  negotiable among the Company and the Agents at the time such Notes
                            are issued
---------------
/1/Subject to increase as provided in Section 3(a) and (b).

                                                                       EXHIBIT C

     The following terms, if applicable, shall be agreed to by the Agents and the Company in connection with each sale of Notes:

     Principal Amount: $_________________
          (or principal amount of foreign currency)

     Interest Rate:
          If Fixed Rate Note, Interest Rate:
          If Fixed Rate Note, OID:
          If Floating Rate Note:
               Interest Rate Basis:
               Initial Interest Rate:
               Spread or Spread Multiplier, if any:
               Interest Reset Date(s):
               Interest Payment Date(s): [Months and Dates]
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Reset Period:
               Interest Payment Period:
               Day Count Convention:
               Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction:
          Make-Whole Amount:

     If Repayable:
          Optional Repayment Date(s):

     Default Rate:
     Original Issue Date:
     Interest Payment Dates:
     Date of Maturity:
     Purchase Price: __%
     Agent's Discount or Commission:
     Net Proceeds to Company:
     Settlement Date and Time:
     Denomination:
     Exchange Rate Agent:
     Additional Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required to be delivered:

     Officer's Certificate pursuant to Section 7(b) of the Distribution
     Agreement.
     Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                                                       EXHIBIT D

                     SUBSIDIARIES OF CAMDEN PROPERTY TRUST


Subsidiary                  State of Incorporation  Qualification States
----------                  ----------------------  --------------------

Apartment Connection, Inc.  Delaware - 6/19/93      Texas - 7/21/93

Camden Development, Inc.    Delaware - 11/3/93      Texas - 11/5/93
                                                    Arizona - 6/30/94
                                                    Colorado - 7/13/94

TeleServ, Inc.              Delaware - 3/2/95       Texas - 4/4/95

CPT Arizona, Inc.           Delaware - 3/2/94       Arizona - 4/20/94

Camden Colorado, Inc.       Delaware - 2/1/94       Colorado - 2/14/94

CPT Texas, Inc.             Delaware - 5/9/94       Texas - 5/13/94

Camden Bay Crest, Inc.      Delaware - 6/11/93      Texas - 6/21/93

Camden Glen Lakes, Inc.     Delaware - 6/11/93      Texas - 6/21/93

Camden Hayes Place, Inc.    Delaware - 6/11/93      Texas - 6/21/93

Camden Roseland Place, Inc. Delaware - 6/11/93      Texas - 6/21/93

Camden Wilshire Place, Inc. Delaware - 6/11/93      Texas -6/21/93

Camden Acquisition, Inc.    Delaware - 7/11/96      Texas - 7/15/96

Camden Building, Inc.       Delaware - 8/19/96      Texas - 8/29/96

Camden Housing, Inc.        Delaware - 5/17/96      N/A

Camden Subsidiary, Inc.     Delaware - 12/12/96     Texas - 12/12/96

                                                                       EXHIBIT E


                             CAMDEN PROPERTY TRUST

                           ADMINISTRATIVE PROCEDURES

          FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM NOTES, SERIES A

                          (Dated as of March 20, 1997)

          Medium-Term Notes, Series A, Due 9 Months or More From Date of Issue (the "Notes") are to be offered on a continuous basis by Camden Property Trust, a Texas real estate investment trust (the "Company"), to or through NationsBanc Capital Markets, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Smith Barney Inc. and UBS Securities LLC (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated March 20, 1997 (the "Distribution Agreement"), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company through one or more of the Agents as agents and to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors.

          Unless otherwise agreed by the related Agent or Agents and the Company, Notes may be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be, at the option of the Agents, either (i) set forth in a separate agreement (each, a "Terms Agreement"), substantially in the form of Exhibit A to the Distribution Agreement or (ii) agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

          The Notes will be issued as a series of debt securities under an Indenture and Supplemental Indenture, both dated as of February 15, 1996, (together, as so modified, the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as trustee (together with any successor in such capacity, the "Trustee"). The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering, among other securities, debt securities (which include the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                         PART I: PROCEDURES OF GENERAL
                                 APPLICABILITY

Date of Issuance/

     Authentication:     Each Note will be dated as of the date of its
                         authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue
                         Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:              Each Note will mature on a date nine months or more
                         from its Original Issue Date (the "Stated Maturity
                         Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:            Unless otherwise provided in the applicable Pricing
                         Supplement, Notes will be issued only in fully registered form.

Denominations:           Unless otherwise provided in the applicable Pricing
                         Supplement, the Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Interest Rate Bases
     applicable to
     Floating Rate

     Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:    The Notes will be subject to redemption by the Company
                         in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial
                         Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated
                         Maturity Date.

                         The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

 Calculation of
     Interest:           In case of Fixed Rate Notes, interest (including
                         payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                         The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                         Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest of the applicable Interest Rate Bases applied.

Interest:                General.  Each Note will bear interest in accordance
                         with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest
                         Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding applicable Interest Payment
                         Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated
                         Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                         If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable

                         Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified Currency"), such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of European Currency Units ("ECUs"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than European currency Units ("ECUs"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking

                         Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. It being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars. "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

                         Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                         Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                         Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on March 15 and September 15 of each year and on the

                         Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and
     Rejection of Offers
     from Solicitation

     as Agents:          If agreed upon by any Agent and the Company, then such
                         Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each
                         Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution
                         Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Distribution
                         Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
     Pricing Supplement: If any offer to purchase a Note is accepted by the
                         Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:
                         1.   the name of the Company;

                         2.   the title of the Notes;

                         3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                         4.   the name of the Offering Agent (as defined below);

                         5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                         6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                         7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                         8.   the Offering Agent's discount or commission;

                         9.   Net proceeds to the Company;

                         10. the Principal Amount, Specified Currency, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Make-Whole Amount, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any,

                              Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                         11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                         The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 100 N. Tryon Street, NC 1-007-07-01, Charlotte, North Carolina 28255-0065, (704) 386-6616, telecopier: (704) 388-9939,
                         Attention: Lynn T. McConnell; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, 250 Vesey Street, New York, New York 10281-1326, (212) 449-1923, telecopier: (212) 449-2234, Attention: MTN
                         Product Management; J.P. Morgan Securities Inc.,

                         Medium-Term Note Desk, 60 Wall Street, 3rd Floor, New York, New York 10260, (212) 648-0591, telecopier:
                         (212) 648-5907, Attention: Dan Benton; Smith Barney Inc., Debt Origination Group, 390 Greenwich Street, 4th Floor, New York, New York 10013, (212) 723-5132,
                         telecopier: (212) 723-8853, Attention: MTN Product Management/Origination; UBS Securities LLC, Real Estate/Investment Banking Group, 229 Park Avenue, New York, New York 10171-0026, (212) 821-6772, telecopier:
                         (212) 821-3943, Attention: Albert Rabil; and if to the Trustee, to: U.S. Trust Company of Texas, N.A., 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, (214) 754-1255, telecopier: (214) 754-1303, Attention:
                         William Barber. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or telecopied to Liddell, Sapp, Zivley, Hill & LaBoon L.L.P., 2200 Ross Avenue, Suite 900, Dallas, Texas 75201, (214) 220-4819, telecopier: (214) 220-4899
                         Attention: Bryan L. Goolsby, Esq. and to Brown & Wood llp, One World Trade Center, New York, New York 10048,
                         (212) 839-5381, telecopier:  (212) 839-5599, Attention:
                         Howard G. Godwin, Jr., Esq.

                         The Company will arrange to have the Pricing Supplement filed with the Commission no later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement first is used.

                         In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

  Settlement:            The receipt of immediately available funds by the
                         Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global
                         Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                         Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                         The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
     Rates or Other
     Variable Terms:     When a decision has been reached to  change the
                         interest rate or any other    variable term on any
                         Notes being sold by  the Company, the Company will
                         promptly    advise the Agents and the Trustee by
                         facsimile transmission and the Agents    will forthwith
                         suspend solicitation of offers to purchase such Notes.
                         The  Agents will telephone the Company with
                         recommendations as to the changed    interest rates or
                         other variable terms.  At such time as the Company
                         notifies the Agents and the Trustee of the new
                         interest rates or other variable terms,  the Agents may
                         resume solicitation of    offers to purchase such
                         Notes.  Until
                         such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".

Suspension of
     Solicitation;
     Amendment or
     Supplement:         The Company may instruct the Agents to suspend
                         solicitation of offers to  purchase Notes at any time.
                         Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than by a Pricing Supplement or to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement.
                         Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: NationsBanc Capital Markets, Inc.,
                         NationsBank Corporate Center, 100 N.  Tryon Street,
                         Charlotte, North Carolina 28255-0065, (704) 386-6616,
                         telecopier: (704) 388-9939, Attention: Lynn T.
                         McConnell; Merrill Lynch & Co., Merrill Lynch, Pierce,
                         Fenner & Smith Incorporated, World Financial Center,
                         North Tower, 10th Floor, 250 Vesey Street, New York,
                         New York  10281-1326, (212) 449-1923, telecopier:
                         (212) 449-2234, Attention:  MTN Product

                         Management; J.P. Morgan Securities Inc., Medium-Term Note Desk, 60 Wall Street, 3rd Floor, New York, New York 10260, (212) 648-0591, telecopier: (212) 648-
                         5907, Attention: Dan Benton; Smith Barney Inc., Debt Origination Group, 390 Greenwich Street, 4th Floor, New York, New York 10013, (212) 723-5132, telecopier:
                         (212) 723-8853, Attention:  MTN Product
                         Management/Origination; UBS Securities LLC, Real Estate/Investment Banking Group, 229 Park Avenue, New York, New York 10171-0026, (212) 821-6772, telecopier:
                         (212) 821-3943, Attention: Albert Rabil; and if to the Trustee, to: U.S. Trust Company of Texas, N.A., 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, (214) 754-1255, telecopier: (214) 754-1303, Attention:
                         William Barber. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Liddell, Sapp, Zivley, Hill & LaBoon L.L.P., 2200 Ross Avenue, Suite 900, Dallas, Texas 75201, telecopier: (214) 220-4899, Attention:
                         Bryan L. Goolsby, Esq. and to Brown & Wood llp One World Trade Center, New York, New York 10048, (212) 839-5381, telecopier: (212) 839-5599, Attention:
                         Howard G. Godwin, Jr. Esq.

                         In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
Pricing Supplement:      A copy of the most recent Prospectus and the applicable
                         Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
     Signatures:         The Agents will have no obligation or   liability to
                         the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
     by Reference:       The Company shall supply the Agents with a reasonable
                         supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated March 20, 1997, and a Certificate Agreement, dated December 12, 1990, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:           All Fixed Rate Notes issued in book-entry form having the
                    same Original Issue Date, Specified Currency, Interest Rate,
                    Default Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date
                    (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note; and all Floating Rate
                    Notes issued in book-entry form having the same Original
                    Issue Date, Specified Currency, Interest Category, formula for the calculation of interest (including the Interest Rate
                    Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds
                    Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the
                    Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count
                    Convention, Initial Interest Rate, Default Rate, Index
                    Maturity (if applicable), Minimum Interest Rate, if any,
                    Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest
                    Reset Date, Interest Reset Dates and Stated  Maturity Date
                    (collectively, the "Floating Rate Terms") will be represented initially by a single Global Note.

                    For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement. Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:     The Company has arranged with the CUSIP Service Bureau of
                    Standard & Poor's Ratings Services (the "CUSIP Service
                    Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign
                    CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service
                    Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved
                    CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes.
                    Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:       Unless otherwise specified by DTC, each   Global Note will
                    be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the
                    Indenture.  The beneficial owner of a Note issued in book-
                    entry form (i.e., an owner of a beneficial interest in a
                    Global Note)   (or one or more indirect participants in DTC
                    designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:          Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:          The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Denominations:      Unless otherwise provided in the applicable Pricing
                    Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payments of Principal
     and Interest:  Payments of Interest Only.  Promptly after each Regular
                    Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                    Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                    Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after
                    (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                    Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                    Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
     Procedures:    Settlement Procedures with regard to each Note in book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

               A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                         1.   Principal Amount and Authorized Denomination.

                         2.   Exchange Rate Agent, if any.

                         3.   (a)  Fixed Rate Notes:

                                    (i)     Interest Rate.

                                    (ii)    Interest Payment Dates.

                                    (iii)   Whether such Note is  being issued
                                            with Original Issue Discount and, if
                                            so, the terms thereof.

                              (b)  Floating Rate Notes:

                                    (i)     Interest Category.

                                    (ii)    Interest Rate Basis or Bases.

                                    (iii)   Initial Interest Rate.

                                    (iv)    Spread and/or Spread Multiplier, if
                                            any.

                                    (v)     Initial Interest Reset Date or
                                            Interest Reset Dates.

                                    (vi)    Interest Payment Dates.

                                    (vii)   Index Maturity, if any.

                                    (viii)  Maximum and/or Minimum Interest
                                            Rates, if any.

                                    (ix)    Day Count Convention.

                                    (x)     Calculation Agent.

                         3. Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                         4.   Trade Date.

                         5.   Settlement Date (Original Issue Date).

                         6.   Stated Maturity Date.

                         7.   Redemption provisions, if any.

                         8.   Repayment provisions, if any.

                         9.   Default Rate, if any.

                         10.  Net proceeds to the Company.

                         11.  The Offering Agent's discount or commission .

                         12. Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

                         13. Such other information specified with respect to such Note (whether by Addendum or otherwise).

                    B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                    C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                         1. The information set forth in the Settlement Procedure A.

                         2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                         3. Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.

                         4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                         5. CUSIP number of the Global Note representing such Note.

                         6. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

                         DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global
                         Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                    D. The Trustee will complete and authenticate the Global Note representing such Note.

                    E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                    F. The Trustee will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                    G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                    H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                    I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the

                         Trustee in accordance with Settlement Procedure F.

                    J. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.
                    K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
     Timetable:          For offers to purchase Notes accepted by the Company,
                         Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

               SETTLEMENT
               PROCEDURE                           TIME
                    A                    11:00 a.m. on the trade date or within
                                         one hour following the trade
                    B                    12:00 noon on the trade date or within
                                         one hour following the trade
                    C                    No later than the close of business on
                                         the trade date
                    D                    9:00 a.m. on Settlement Date
                    E                    10:00 a.m. on Settlement Date
                    F-G                  No later than 2:00 p.m.  on Settlement
                                         Date

                    H        4:00 p.m. on Settlement Date
                    I-K      5:00 p.m. on Settlement Date

                    Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                    If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:  If the Trustee fails to enter an SDFS deliver order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                    In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such
                    Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS delivery orders through DTC'S Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

                  PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:      Unless otherwise provided in the applicable Pricing
                    Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of
     Principal,
     Premium, if
     any, and
     Interest:      Upon presentment and delivery of the Certificated Note, the
                    Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity
                    Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                    The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                    Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be returned to the Company.


Settlement

   Procedures:      Settlement Procedures with regard to each Certificated
                    Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                    A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:


                         1. Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").

                         2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                         3. Taxpayer identification number of the Registered Owner.

                         4.   Principal Amount and Authorized   Denomination.

                         5.   Exchange Rate Agent, if any.

                         6.   (a)   Fixed Rate Notes:

                                    (i)     Interest Rate.

                                    (ii)    Interest Payment Dates.

                                    (iii)   Whether such Note is  being issued
                                            with Original Issue Discount and, if
                                            so, the terms thereof.

                              (b)   Floating Rate Notes:

                                       (i)  Interest Category.

                                      (ii)  Interest Rate Basis or Bases.

                                     (iii)  Initial Interest Rate.

                                      (iv) Spread and/or Spread Multiplier, if
                                           any.

                                       (v)  Initial Interest Reset Date and
                                            Interest Reset Dates.

                                      (vi)  Interest Payment Dates.

                                     (vii)  Index Maturity, if any.

                                    (viii)  Maximum and/or Minimum Interest
                                            Rates, if any.

                                      (ix)  Day Count Convention.

                                       (x)  Calculation Agent.

                         6. Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                         7.   Trade Date.

                         8.   Settlement Date (Original Issue Date).

                         9.   Stated Maturity Date.

                         10.  Redemption provisions, if any.

                         11.  Repayment provisions, if any.

                         12.  Default Rate, if any.

                         13.  Net proceeds to the Company.

                         14.  The Offering Agent's discount or commission.

                         15. Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser

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                              through the Offering Agent acting as agent for the
                              Company.

                         16. Such other information specified with respect to such Note (whether by Addendum or otherwise).

                    B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                    C. The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                         1. Certificated Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                         2.   Stub 1 for Trustee.

                         3.   Stub 2 for Offering Agent.

                         4.   Stub 3 for the Company.

                    D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address:
                         NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 100 N. Tryon Street, NC 1-007-07-01, Charlotte, North Carolina 28255-0065, (704) 386-6616,
                         telecopier: (704) 388-9939, Attention: Lynn T. McConnell; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, 250 Vesey Street, New York, New York 10281-1326, (212) 449-1923,

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

                         telecopier: (212) 449-2234, Attention: MTN Product Management; J.P. Morgan Securities Inc., Medium-Term Note Desk, 60 Wall Street, 3rd Floor, New York, New York 10260, (212) 648-0591, telecopier: (212) 648-
                         5907, Attention: Dan Benton; Smith Barney Inc., Debt Origination Group, 390 Greenwich Street, 4th Floor, New York, New York 10013, (212) 723-5132, telecopier:
                         (212) 723-8853, Attention:  MTN Product
                         Management/Origination; UBS Securities LLC, Real Estate/Investment Banking Group, 229 Park Avenue, New York, New York 10171-0026, (212) 821-6772, telecopier:
                         (212) 821-3943, Attention: Albert Rabil; and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                    E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                    F.   The Trustee will send Stub 3 to the Company.

Settlement
     Procedures
     Timetable:     For offers to purchase Certificated Notes accepted by the
                    Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:


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               SETTLEMENT
               PROCEDURE                           TIME
               ----------                          ----

                    A                    11:00 a.m. on the trade  date or within
                                         one hour following the trade
                    B                    12:00 noon on the trade date or within
                                         one hour following the trade
                    C-D                  2:15 p.m.  on Settlement Date
                    E                    3:00 p.m.  on Settlement Date
                    F                    5:00 p.m. on Settlement  Date

Failure to Settle:  In the case of Certificated Notes sold through the Offering
                    Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                    The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than fail by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the

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

                    failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.


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